EXHIBIT 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GlobalSCAPE, Inc. on Form 10-Q for the period ending March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Matthew C.  Goulet, Chief Executive Officer and Karen J. Young., Interim Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GlobalSCAPE, Inc.

June 14, 2018
/s/ Matthew C. Goulet
Matthew C. Goulet
President and Chief Executive Officer

/s/ Karen J. Young
Karen J. Young
Interim Chief Financial Officer